Workiva Inc. Announces Third Quarter 2022 Financial Results
•Increased Q3 2022 Subscription & Support Revenue by 19.9% over Q3 2021
•Generated Total Q3 2022 Revenue of $132.8 Million, up 17.9% over Q3 2021
•Achieved 25.0% YOY Growth of Customers with Annual Contract Value Over $150K

AMES, Iowa - November 2, 2022 – Workiva Inc. (NYSE:WK), the company powering transparent reporting for a better world, today announced financial results for its third quarter ended September 30, 2022.
"We are pleased with our third quarter 2022 results, delivering revenue growth near the high end of our quarterly guidance," said Marty Vanderploeg, chief executive officer. "The strategic investments we've made in our platform and solutions over the past year are paying off. For the quarter, we showed continued bookings growth in multiple solution areas led by ESG."
"Third quarter Subscription & Support revenue grew 19.9%," said Jill Klindt, chief financial officer. "Total revenue grew 17.9% even after a 1.9% negative impact from foreign currency. For the full year, we're targeting a total revenue growth rate of 20%."
"Our continued focus on driving multi-solution adoption has propelled Workiva's growth," added Vanderploeg. "As organizations face increased macro uncertainty and cost challenges, we still believe they will continue to invest in the Workiva platform to drive efficiency, enhance productivity, and deliver on their financial, regulatory, and ESG requirements."
Third Quarter 2022 Financial Highlights
•Revenue: Total revenue for the third quarter of 2022 reached $132.8 million, an increase of 17.9% from $112.7 million in the third quarter of 2021. Subscription and support revenue contributed $118.6 million, up 19.9% versus the third quarter of 2021. Professional services revenue was $14.3 million, an increase of 3.5% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the third quarter of 2022 was $100.4 million compared with $86.3 million in the same quarter of 2021. GAAP gross margin was 75.6% versus 76.6% in the third quarter of 2021. Non-GAAP gross profit for the third quarter of 2022 was $101.8 million, an increase of 16.5% compared with the prior year's third quarter, and non-GAAP gross margin was 76.6% compared to 77.6% in the third quarter of 2021.
•Results from Operations: GAAP loss from operations for the third quarter of 2022 was $30.1 million compared with a loss of $8.0 million in the prior year's third quarter. Non-GAAP loss from operations was $8.4 million, compared with non-GAAP income from operations of $5.0 million in the third quarter of 2021.
•GAAP Net Loss: GAAP net loss for the third quarter of 2022 was $29.7 million compared with a net loss of $6.6 million for the prior year's third quarter. GAAP net loss per basic and diluted share was $0.56 compared with a net loss per basic and diluted share of $0.13 in the third quarter of 2021.
•Non-GAAP Net Loss/Income: Non-GAAP net loss for the third quarter of 2022 was $7.9 million compared with net income of $8.7 million in the prior year's third quarter. Non-GAAP net loss per basic and diluted share was $0.15, compared with net income per basic share and diluted share of $0.17 and $0.15, respectively, in the third quarter of 2021.
•Liquidity: As of September 30, 2022, Workiva had cash, cash equivalents, and marketable securities totaling $433.0 million, compared with $530.4 million as of December 31, 2021. Workiva had $345.0 million aggregate principal amount of 1.125% convertible senior notes due in 2026 and $15.3 million of finance lease obligations outstanding as of September 30, 2022.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 5,541 customers as of September 30, 2022, including approximately 895 ParsePort ESEF customers, a net increase of 1,395 customers from September 30, 2021.
•Revenue Retention Rate: As of September 30, 2022, Workiva's revenue retention rate (excluding add-on revenue) was 98.1%, and the revenue retention rate including add-on revenue was 107.0%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of September 30, 2022, Workiva had 1,257 customers with an annual contract value (“ACV”) of more than $100,000, up 21% from 1,043 customers at September 30, 2021. Workiva had 676 customers with an ACV of more than $150,000, up 25% from 541 customers in the third quarter of 2021. Workiva had 214 customers with an ACV of more than $300,000, up 21% from 177 customers in the third quarter of 2021.
Financial Outlook
As of November 2, 2022, Workiva is providing updated guidance as follows:
Fourth Quarter 2022 Guidance:
•Total revenue is expected to be in the range of $138.9 million to $139.9 million.
•GAAP loss from operations is expected to be in the range of $24.9 million to $23.9 million.
•Non-GAAP loss from operations is expected to be in the range of $5.7 million to $4.7 million.
•GAAP net loss per basic share is expected to be in the range of $0.47 to $0.45.
•Non-GAAP net loss per basic share is expected to be in the range of $0.10 to $0.08.
•Net loss per basic share is based on 53.3 million weighted-average shares outstanding.
Full Year 2022 Guidance:
•Total revenue is expected to be in the range of $533.0 million to $534.0 million.
•GAAP loss from operations is expected to be in the range of $100.4 million to $99.4 million.
•Non-GAAP loss from operations is expected to be in the range of $23.5 million to $22.5 million.
•GAAP net loss per basic share is expected to be in the range of $1.92 to $1.90.
•Non-GAAP net loss per basic share is expected to be in the range of $0.47 to $0.45.
•Net loss per basic share is based on 53.0 million weighted-average shares outstanding.
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the third quarter 2022, in addition to discussing the Company’s outlook for the fourth quarter and full year 2022. To access this call, dial 888-330-2469 (U.S. domestic) or 240-789-2740 (international). The conference ID is 8736384. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through November 9, 2022, at 800-770-2030 (U.S. domestic) or 647-362-9199 (international). The replay pass code is 8736384. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.

About Workiva
Workiva Inc. (NYSE:WK) is on a mission to power transparent reporting for a better world. We build and deliver the world’s leading regulatory, financial, and ESG reporting solutions to meet stakeholder demands for action, transparency, and disclosure of financial and non-financial data. Our cloud-based platform simplifies the most complex reporting and disclosure challenges by streamlining processes, connecting data and teams, and ensuring consistency. Learn more at workiva.com.

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Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax, amortization expense for acquisition-related intangible assets, and non-cash interest expense related to our convertible senior notes from net loss.. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This results in the debt component being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP measures is useful because this interest expense does not represent a cash outflow and is not indicative of our ongoing operational performance. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Investor Contact:		Media Contact:
Mike Rost		Darcie Brossart
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com
(515) 663-4493		(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(unaudited)
Revenue
Subscription and support	$118,591	$98,912	$339,064	$275,053
Professional services	14,258	13,781	55,008	47,449
Total revenue	132,849	112,693	394,072	322,502
Cost of revenue
Subscription and support (1)	19,235	15,606	56,683	42,906
Professional services (1)	13,184	10,799	38,846	31,766
Total cost of revenue	32,419	26,405	95,529	74,672
Gross profit	100,430	86,288	298,543	247,830
Operating expenses
Research and development (1)	38,583	29,841	113,644	84,305
Sales and marketing (1)	64,560	46,026	184,879	128,586
General and administrative (1)	27,405	18,390	75,507	52,795
Total operating expenses	130,548	94,257	374,030	265,686
Loss from operations	(30,118)	(7,969)	(75,487)	(17,856)
Interest income	1,440	219	2,325	834
Interest expense	(1,510)	(3,508)	(4,540)	(10,495)
Other income, net	964	3,805	1,467	3,265
Loss before provision (benefit) for income taxes	(29,224)	(7,453)	(76,235)	(24,252)
Provision (benefit) for income taxes	467	(885)	810	(846)
Net loss	$(29,691)	$(6,568)	$(77,045)	$(23,406)
Net loss per common share:
Basic and diluted	$(0.56)	$(0.13)	$(1.46)	$(0.46)
Weighted-average common shares outstanding - basic and diluted	53,081,564	51,441,688	52,844,532	50,921,612

(1) Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(unaudited)
Cost of revenue
Subscription and support	$855	$731	$2,557	$1,824
Professional services	533	407	1,578	1,183
Operating expenses
Research and development	3,399	2,347	9,272	7,195
Sales and marketing	4,657	4,095	14,388	10,481
General and administrative	10,853	5,107	26,258	14,679

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$229,497	$300,386
Marketable securities	203,511	230,060
Accounts receivable, net	82,278	76,848
Deferred costs	35,043	31,152
Other receivables	3,449	3,538
Prepaid expenses and other	14,098	15,108
Total current assets	567,876	657,092
Property and equipment, net	27,133	28,821
Operating lease right-of-use assets	14,414	17,760
Deferred costs, non-current	30,258	33,091
Goodwill	103,091	34,556
Intangible assets, net	27,828	10,434
Other assets	6,037	5,005
Total assets	$776,637	$786,759
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$9,674	$4,114
Accrued expenses and other current liabilities	84,890	84,126
Deferred revenue	280,594	258,023
Convertible senior notes, current	—	298,661
Finance lease obligations	609	1,575
Total current liabilities	375,767	646,499
Convertible senior notes, non-current	339,932	—
Deferred revenue, non-current	37,498	34,181
Other long-term liabilities	1,353	1,605
Operating lease liabilities, non-current	12,866	16,408
Finance lease obligations, non-current	14,711	15,087
Total liabilities	782,127	713,780
Stockholders’ (deficit) equity
Common stock	53	51
Additional paid-in-capital	522,336	525,646
Accumulated deficit	(511,214)	(452,430)
Accumulated other comprehensive loss	(16,665)	(288)
Total stockholders’ (deficit) equity	(5,490)	72,979
Total liabilities and stockholders’ (deficit) equity	$776,637	$786,759

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(unaudited)
Cash flows from operating activities
Net loss	$(29,691)	$(6,568)	$(77,045)	$(23,406)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,681	1,429	7,365	3,580
Stock-based compensation expense	20,297	12,687	54,053	35,362
Provision for (recovery of) doubtful accounts	91	(61)	82	(162)
Amortization of premiums and discounts on marketable securities, net	129	811	1,242	2,199
Gain on settlement of equity securities	—	(3,698)	—	(3,698)
Amortization of issuance costs and debt discount	325	2,301	973	6,851
Deferred income tax	57	(930)	(91)	(914)
Changes in assets and liabilities:
Accounts receivable	(7,927)	2,074	(6,190)	5,233
Deferred costs	(1,372)	(2,027)	(2,662)	(12,104)
Operating lease right-of-use asset	1,269	985	3,877	2,906
Other receivables	(527)	(628)	38	(204)
Prepaid expenses	3,593	(1,024)	870	(4,049)
Other assets	(1,140)	(514)	(1,105)	(1,197)
Accounts payable	3,931	478	5,995	1,214
Deferred revenue	14,775	9,949	28,573	22,028
Operating lease liability	(1,113)	(1,112)	(3,757)	(3,390)
Accrued expenses and other liabilities	(523)	2,161	384	10,327
Net cash provided by operating activities	4,855	16,313	12,602	40,576
Cash flows from investing activities
Purchase of property and equipment	(1,023)	(771)	(2,226)	(2,431)
Purchase of marketable securities	(41,618)	(48,213)	(99,564)	(143,085)
Sale of marketable securities	—	—	14,981	250
Maturities of marketable securities	40,071	45,579	106,857	116,371
Acquisitions, net of cash acquired	—	(35,067)	(99,186)	(35,067)
Purchase of intangible assets	(62)	(64)	(108)	(187)
Other investments	—	—	—	(750)
Net cash used in investing activities	(2,632)	(38,536)	(79,246)	(64,899)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	625	3,174	2,595	8,792
Taxes paid related to net share settlements of stock-based compensation awards	(738)	(15,809)	(10,652)	(23,686)
Proceeds from shares issued in connection with employee stock purchase plan	4,038	4,624	9,256	8,861
Principal payments on finance lease obligations	(454)	(430)	(1,342)	(1,271)
Net cash provided by (used in) financing activities	3,471	(8,441)	(143)	(7,304)
Effect of foreign exchange rates on cash	(2,450)	(405)	(4,102)	(79)
Net increase (decrease) in cash and cash equivalents	3,244	(31,069)	(70,889)	(31,706)
Cash and cash equivalents at beginning of period	226,253	322,194	300,386	322,831
Cash and cash equivalents at end of period	$229,497	$291,125	$229,497	$291,125

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Gross profit, subscription and support	$99,356	$83,306	$282,381	$232,147
Add back: Stock-based compensation	855	731	2,557	1,824
Gross profit, subscription and support, non-GAAP	$100,211	$84,037	$284,938	$233,971
As a percentage of subscription and support revenue, non-GAAP	84.5%	85.0%	84.0%	85.1%

Gross profit, professional services	$1,074	$2,982	$16,162	$15,683
Add back: Stock-based compensation	533	407	1,578	1,183
Gross profit, professional services, non-GAAP	$1,607	$3,389	$17,740	$16,866
As a percentage of professional services revenue, non-GAAP	11.3%	24.6%	32.2%	35.5%

Gross profit	$100,430	$86,288	$298,543	$247,830
Add back: Stock-based compensation	1,388	1,138	4,135	3,007
Gross profit, non-GAAP	$101,818	$87,426	$302,678	$250,837
As percentage of revenue, non-GAAP	76.6%	77.6%	76.8%	77.8%

Cost of revenue, subscription and support	$19,235	$15,606	$56,683	$42,906
Less: Stock-based compensation	855	731	2,557	1,824
Cost of revenue, subscription and support, non-GAAP	$18,380	$14,875	$54,126	$41,082
As percentage of revenue, non-GAAP	13.8%	13.2%	13.7%	12.7%

Cost of revenue, professional services	$13,184	$10,799	$38,846	$31,766
Less: Stock-based compensation	533	407	1,578	1,183
Cost of revenue, professional services, non-GAAP	$12,651	$10,392	$37,268	$30,583
As percentage of revenue, non-GAAP	9.5%	9.2%	9.5%	9.5%

Research and development	$38,583	$29,841	$113,644	$84,305
Less: Stock-based compensation	3,399	2,347	9,272	7,195
Less: Amortization of acquisition-related intangibles	876	275	2,240	275
Research and development, non-GAAP	$34,308	$27,219	$102,132	$76,835
As percentage of revenue, non-GAAP	25.8%	24.2%	25.9%	23.8%

Sales and marketing	$64,560	$46,026	$184,879	$128,586
Less: Stock-based compensation	4,657	4,095	14,388	10,481
Less: Amortization of acquisition-related intangibles	587	13	1,373	13
Sales and marketing, non-GAAP	$59,316	$41,918	$169,118	$118,092
As percentage of revenue, non-GAAP	44.6%	37.2%	42.9%	36.6%

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
General and administrative	$27,405	$18,390	$75,507	$52,795
Less: Stock-based compensation	10,853	5,107	26,258	14,679
General and administrative, non-GAAP	$16,552	$13,283	$49,249	$38,116
As percentage of revenue, non-GAAP	12.5%	11.8%	12.5%	11.8%

Loss from operations	$(30,118)	$(7,969)	$(75,487)	$(17,856)
Add back: Stock-based compensation	20,297	12,687	54,053	35,362
Add back: Amortization of acquisition-related intangibles	1,463	288	3,613	288
(Loss) income from operations, non-GAAP	$(8,358)	$5,006	$(17,821)	$17,794
As percentage of revenue, non-GAAP	(6.3)%	4.4%	(4.5)%	5.5%

Net loss	$(29,691)	$(6,568)	$(77,045)	$(23,406)
Add back: Stock-based compensation	20,297	12,687	54,053	35,362
Add back: Amortization of acquisition-related intangibles	1,463	288	3,613	288
Add back: Non-cash interest expense related to convertible senior notes	—	2,301	—	6,851
Net (loss) income, non-GAAP	$(7,931)	$8,708	$(19,379)	$19,095
As percentage of revenue, non-GAAP	(6.0)%	7.7%	(4.9)%	5.9%

Net loss per basic and diluted share:	$(0.56)	$(0.13)	$(1.46)	$(0.46)
Add back: Stock-based compensation	0.38	0.25	1.02	0.69
Add back: Amortization of acquisition-related intangibles	0.03	0.01	0.07	0.01
Add back: Non-cash interest expense related to convertible senior notes	—	0.04	—	0.13
Net (loss) income per basic share, non-GAAP	$(0.15)	$0.17	$(0.37)	$0.37
Net (loss) income per diluted share, non-GAAP	$(0.15)	$0.15	$(0.37)	$0.34

Weighted-average common shares outstanding - basic, non-GAAP	53,081,564	51,441,688	52,844,532	50,921,612
Weighted-average common shares outstanding - diluted, non-GAAP	53,081,564	56,563,730	52,844,532	55,687,528

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending December 31, 2022			Year ending December 31, 2022

Loss from operations, GAAP range	$(24,869)	-	$(23,869)	$(100,356)	-	$(99,356)
Add back: Stock-based compensation	17,788		17,788	71,841		71,841
Add back: Amortization of acquisition-related intangibles	1,402		1,402	5,015		5,015
Net loss from operations, non-GAAP range	$(5,679)	-	$(4,679)	$(23,500)	-	$(22,500)

Net loss per share, GAAP range	$(0.47)	-	$(0.45)	$(1.92)	-	$(1.90)
Add back: Stock-based compensation	0.33		0.33	1.36		1.36
Add back: Amortization of acquisition-related intangibles	0.03		0.03	0.09		0.09
Net loss per share, non-GAAP range	$(0.10)	-	$(0.08)	$(0.47)	-	$(0.45)

Weighted-average common shares outstanding - basic	53,300,000		53,300,000	53,000,000		53,000,000